SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2003 (December 10, 2003)

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (414) 961-1000

        Item 5. Other Events and Regulation FD Disclosure.

        On December 10, 2003, Manpower Inc., a Wisconsin corporation ("Manpower"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 10, 2003, with Right Management Consultants, Inc., a Pennsylvania corporation ("Right"), and Hoosier Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Manpower. The press release is attached hereto as an exhibit and is incorporated herein by reference. Manpower expects to commence an exchange offer for Right common stock during the week of December 22, 2003 and to close the exchange offer the week of January 26, 2004, and that the second step merger will occur in the first quarter of 2004. Manpower anticipates that the transaction will be accretive to 2004 earnings per share in the range of 3% to 5%, will enhance Manpower's capital structure and credit ratios, will improve Manpower's operating profit margins and will reduce the cyclicality of Manpower's revenue, operating profit and cash flows.

        Forward-Looking Statements

        Statements made in this report that are not statements of historical fact are forward-looking statements. All forward-looking statements involve risks and uncertainties. The information under the heading "Forward-Looking Statements" in Manpower's Annual Report on Form 10-K for the year ended December 31, 2002, which information is incorporated herein by reference, provides cautionary statements identifying, for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, important factors that could cause Manpower's actual results to differ materially from those contained in the forward-looking statements. Some or all of the factors identified in Manpower's Annual Report on Form 10-K may be beyond Manpower's control. Forward-looking statements can be identified by words such as "expect", "anticipate", "intend", "plan", "may", "will", "believe", "seek", "estimate", and similar expressions. Manpower cautions that any forward-looking statement reflects only Manpower's belief at the time the statement is made. Manpower undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

        Item 7. Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 10, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2003	MANPOWER INC.

By: /s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2003.